                                                                      EXHIBIT 11

BANC ONE CORPORATION AND SUBSIDIARIES
STATEMENT REGARDING COMPUTATION OF EARNINGS PER COMMON SHARE

For the statement regarding computation of earnings per common share, see "Note 5: Earnings Per Share" of the Notes to Consolidated Financial Statements, which is expressly incorporated herein by reference.